                                                                   EXHIBIT 99.03

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                         REALIGNED SEGMENT INFORMATION *
                                      2001

(Dollars in millions)                                       1ST QTR.
COATINGS, ADHESIVES, SPECIALTY POLYMERS,
     AND INKS(1)
Sales                                                       $  328
Operating earnings excluding nonrecurring items                  9
Operating earnings including nonrecurring items                  9

PERFORMANCE CHEMICALS AND INTERMEDIATES(1)
Sales                                                          299
Operating earnings excluding nonrecurring items                  8
Operating earnings including nonrecurring items                  8

SPECIALTY PLASTICS(1)
Sales                                                          130
Operating earnings excluding nonrecurring items                 25
Operating earnings including nonrecurring items                 25

POLYMERS(1)
Sales                                                          447
Operating earnings excluding nonrecurring items                 24
Operating earnings including nonrecurring items                 24

FIBERS(1)
Sales                                                          140
Operating earnings excluding nonrecurring items                 30
Operating earnings including nonrecurring items                 30

TOTAL COMPANY
Sales                                                        1,344
Operating earnings excluding nonrecurring items                 96
Operating earnings including nonrecurring items                 96

(1) Amounts have been reclassified to reflect the Company's financial reporting of its segments effective in second quarter 2001.

* Sales revenue represents sales to third parties.


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


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                         REALIGNED SEGMENT INFORMATION *
                                      2000

(Dollars in millions)                                 1ST QTR.       2ND QTR.         3RD QTR.        4TH QTR.         YEAR
COATINGS, ADHESIVES, SPECIALTY POLYMERS,
      AND INKS(1)
Sales                                                  $  228        $  252           $  363           $  333        $1,176
Operating earnings excluding nonrecurring items            34            43               43(4)            12           132**
Operating earnings including nonrecurring items            34            43               34               12           123

PERFORMANCE CHEMICALS AND INTERMEDIATES(1)
Sales                                                     316           334              330              317         1,297
Operating earnings excluding nonrecurring items            17            25(2)            29(5)            29           100**
Operating earnings including nonrecurring items            17            16               25               29            87

SPECIALTY PLASTICS(1)
Sales                                                     134           148              130              138           550
Operating earnings excluding nonrecurring items            30            34               23               16           103
Operating earnings including nonrecurring items            30            34               23               16           103

POLYMERS(1)
Sales                                                     388           430              403              415         1,636
Operating earnings excluding nonrecurring items            15            45(3)            32                6            98**
Operating earnings including nonrecurring items            15            46               32                6            99

FIBERS(1)
Sales                                                     151           152              161              169           633
Operating earnings excluding nonrecurring items            36            34               40               40           150
Operating earnings including nonrecurring items            36            34               40               40           150

TOTAL COMPANY
Sales                                                   1,217         1,316            1,387            1,372         5,292
Operating earnings excluding nonrecurring items           132           181**            167**            103           583**
Operating earnings including nonrecurring items           132           173              154              103           562

(1) Amounts have been reclassified to reflect the Company's financial reporting of its segments effective in second quarter 2001.

(2) Figures exclude charges related to phase-out of operations at Distillation Products Industries in Rochester, New York and sorbates manufacturing facilities in Chocolate Bayou, Texas.

(3) Figures exclude a gain related to the sale of certain assets.

(4) Figures exclude a charge related to the write-off of acquired in-process research and development related to McWhorter Technologies, Inc.

(5) Figures exclude charges related to the phase-out of operations at sorbates manufacturing facilities in Chocolate Bayou, Texas.

 *Sales revenue represents sales to third parties.

**Excludes impact of nonrecurring items identified in footnotes.

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                         REALIGNED SEGMENT INFORMATION *
                                      1999

(Dollars in millions)                                 1ST QTR.        2ND QTR.      3RD QTR.       4TH QTR.           YEAR
COATINGS, ADHESIVES, SPECIALTY POLYMERS,
      AND INKS(1)
Sales                                                 $  160           $  202        $  234        $  240           $  836
Operating earnings excluding nonrecurring items           40               44            35            32(3)           151**
Operating earnings including nonrecurring items           40               44            35             2              121

PERFORMANCE CHEMICALS AND INTERMEDIATES(1)
Sales                                                    293              312           317           323            1,245
Operating earnings excluding nonrecurring items           22(2)            17             5           (14)(4)           30**
Operating earnings including nonrecurring items            7               17             5           (31)              (2)

SPECIALTY PLASTICS(1)
Sales                                                    130              129           134           138              531
Operating earnings excluding nonrecurring items           26               28            19            17(5)            90**
Operating earnings including nonrecurring items           26               28            19             7               80

POLYMERS(1)
Sales                                                    281              331           352           380            1,344
Operating earnings excluding nonrecurring items          (35)             (12)          (11)           (9)(6)          (67)**
Operating earnings including nonrecurring items          (35)             (12)          (11)          (46)            (104)

FIBERS(1)
Sales                                                    159              148           153           174              634
Operating earnings excluding nonrecurring items           33               19            27            36(7)           115**
Operating earnings including nonrecurring items           33               19            27            28              107

TOTAL COMPANY
Sales                                                  1,023            1,122         1,190         1,255            4,590
Operating earnings excluding nonrecurring items           86**             96            75            62**            319**
Operating earnings including nonrecurring items           71               96            75           (40)             202

(1) Amounts have been reclassified to reflect the Company's financial reporting of its segments effective in second quarter 2001.

(2) Figures exclude charges related to a discontinued capital project and phase-out of operations at Distillation Products Industries in Rochester, New York.

(3) Figures exclude charges related to employee separations, write-off of acquired in-process research and development related to Lawter International, Inc., and charges related to certain underperforming assets.

(4) Figures exclude charges related to employee separations, phase-out of operations at sorbates manufacturing facilities in Chocolate Bayou, Texas, and other items, partially offset by a gain on pension settlement.

(5) Figures exclude charges related to employee separations and write-off of purchased technology that was determined to have no future value.

(6) Figures exclude charges related to employee separations, a discontinued capital project in Columbia, South Carolina, and other items.

(7) Figures exclude a charge related to employee separations.

* Sales revenue represents sales to third parties.

** Excludes impact of nonrecurring items identified in footnotes.

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                         REALIGNED SEGMENT INFORMATION *
                                      1998

(Dollars in millions)                                1ST QTR.         2ND QTR.       3RD QTR.      4TH QTR.           YEAR
COATINGS, ADHESIVES, SPECIALTY POLYMERS,
      AND INKS(1)
Sales                                                 $  162           $  167        $  167        $  155           $  651
Operating earnings excluding nonrecurring items           38               38            41            50(3)           167**
Operating earnings including nonrecurring items           38               38            41            30              147

PERFORMANCE CHEMICALS AND INTERMEDIATES(1)
Sales                                                    342              334           319           295            1,290
Operating earnings excluding nonrecurring items           50               27            47(2)         (9)(3)          115**
Operating earnings including nonrecurring items           50               27            36           (25)              88

SPECIALTY PLASTICS(1)
Sales                                                    128              124           125           110              487
Operating earnings excluding nonrecurring items           18               27            22            11(4)            78**
Operating earnings including nonrecurring items           18               27            22            10               77

POLYMERS(1)
Sales                                                    342              358           340           306            1,346
Operating earnings excluding nonrecurring items           --               30            --           (31)(4)           (1)**
Operating earnings including nonrecurring items           --               30            --           (32)              (2)

FIBERS(1)
Sales                                                    174              182           180           171              707
Operating earnings excluding nonrecurring items           27               42            42            15(4)           126**
Operating earnings including nonrecurring items           27               42            42            13              124

TOTAL COMPANY
Sales                                                  1,148            1,165         1,131         1,037            4,481
Operating earnings excluding nonrecurring items          133              164           152**          36**            485**
Operating earnings including nonrecurring items          133              164           141            (4)             434

(1) Amounts have been reclassified to reflect the Company's financial reporting of its segments effective in second quarter 2001.

(2) Figures exclude a charge related to a fine paid for violation of the Sherman Act.

(3) Figures exclude charges related to certain underperforming assets, discontinued capital projects, a power outage at the Kingsport, Tennessee manufacturing site, and other items.

(4) Figures exclude a charge related to a power outage at the Kingsport, Tennessee manufacturing site.

* Sales revenue represents sales to third parties.

** Excludes impact of nonrecurring items identified in footnotes.